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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42145) pertaining to The A Consulting Team, Inc. 1997 Stock Option and Award Plan and Registration Statements on Form S-3 Nos. 333-38330, 333-42744 and 333-51084, of our report dated February 15, 2002, with respect to the consolidated financial statements of The A Consulting Team, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                              ERNST & YOUNG LLP


New York, New York
April 1, 2002